[LOGO]
300 Erie Boulevard West
Syracuse, New York 13202


March 31, 2000

Dear Shareholder:

	I am pleased to invite you to the Annual Meeting of Shareholders of Niagara Mohawk Holdings, Inc. scheduled to be held on Tuesday, May 16, 2000, at 10:30 a.m. (EDT), in Syracuse, New York.

-	This year you will be asked to elect four directors to Class III. You will also be asked to vote on a shareholder proposal that the Company endorse the CERES Principles.

-	At the meeting, we will present a report on Niagara Mohawk's past performance and on other matters of current interest to our shareholders.

-	If you plan to attend the meeting, please check the appropriate box on your proxy card and detach the admission card to present at the meeting registration tables.

-	Shareholders of record may vote their shares by using the internet or the telephone. Instructions for using these convenient services are set forth on the enclosed proxy card. Of course, you may also vote your shares by completing and signing the enclosed proxy card and mailing it in the enclosed postage-paid envelope.

	If you require special assistance at the meeting because of a disability, please contact the Office of the Secretary, Syracuse, N.Y. 13202, at (315) 428-6943.

Sincerely,



William E. Davis
Chairman of the Board and
Chief Executive Office





NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NIAGARA MOHAWK HOLDINGS, INC.
300 Erie Boulevard West
Syracuse, New York 13202

DATE & TIME:	Tuesday, May 16, 2000, at 10:30 A.M. (EDT)

PLACE:	The Onondaga County Convention Center
		800 South State Street
		Syracuse, New York 13202-3017

ITEMS OF BUSINESS:

	(1)	 Election of Lawrence Burkhardt, III, John H. Dalton, William J.
Donlon, and Stephen B. Schwartz to serve in Class III for a 3-year term expiring at the 2003 Annual Meeting; and

	(2)	 To consider and act upon a shareholder proposal that the Company endorse the CERES Principles; and

	(3)	 To transact other business that may properly come before the meeting or any adjournment(s) or postponement(s) of the meeting.

RECORD DATE: The Board of Directors has fixed the close of business on March 20, 2000, as the record date for the purpose of determining shareholders who are entitled to notice and to vote at the meeting.

PROXY VOTING: Shareholders of record may vote by mail, telephone or on-line via the internet.

Your vote is important to us. If you do attend and vote at the Annual Meeting, your vote in person will supersede any earlier vote by proxy.


By Order of the Board of Directors


Kapua A. Rice
Secretary


March 31, 2000




TABLE OF CONTENTS
                                                Page
About the Meeting
Who can attend the meeting?...................				 2
Who can speak at the meeting?................. 			 2
What are shareholders being asked to vote on?.   	 2

Voting Procedures
How many shares are outstanding and entitled to
 vote?........................................				 3
What constitutes a quorum?.....................			 3
Who is eligible to vote?.......................			 3
How do shareholders vote?......................			 3
How do shareholders vote if their shares are
 held in the name of a broker?.................			 3
Can shareholders change their vote?............			 3
How many votes are required to approve each
 item?.........................................			 4
Are votes confidential?........................			 4

Proposal 1: Nomination and Election of Directors
Who is being nominated for election to the
 Board of Directors?...........................			 4
Did the Company receive any director
 nominations from shareholders?.................		 5
What is the business background for  each of
 the nominees and directors?....................		 5
-Nominees for Class III Directors whose terms
  expire in 2003................................ 	 5
-Class I Directors whose terms expire in 2001... 	 6
-Class II Directors whose terms expire in 2002.. 	 7

Board Meetings-Committees of the Board
How often did the Board meet in 1999?........... 	 8
What committees has the Board established and
 how often did they meet?.......................		 8
What are the primary functions of the Audit
 Committee and the Compensation and Succession
 Committee?.....................................		 9

Director Compensation
How are directors compensated?.................			10
Did the Company enter into any transactions
 with directors?...............................			10
What did directors receive in the form of
 health and life insurance benefits?........... 		10

Stock Ownership Information
Who are the largest owners of the Company's
 stock?........................................			11
How much stock do the Company's directors and
 executive officers own?.......................			12
Were there any late filings under Section 16(a)
 Beneficial Ownership Reporting Compliance?....  	13

Board of Directors' Compensation and Succession
 Committee Report on Executive Compensation
What is the Company's philosophy on executive
 officer compensation?.........................			13
How is the Company's Chief Executive Officer
 compensated?..................................			15

Executive Compensation
Summary Compensation Table.....................			16
Aggregated Option/SAR Exercises in Last Fiscal
 Year and Fiscal Year-End Option/SAR Values....  	18
Performance Graph..............................			18

Retirement Benefits and Employment Agreements
Niagara Mohawk Pension Plan....................			19
Supplemental Executive Retirement Plan.........	  19
Annual Retirement Allowance....................			20
Employment Agreements..........................			20

Proposal 2: Shareholder Proposal
Statement of Shareholder....................... 		22
Board of Directors' Response to the
 Shareholder Proposal..........................			23

Other Information
What is the deadline for submitting a proposal
 for next year's annual meeting?...............			24
What does the Company pay for indemnification
 insurance?....................................			24
How much will it cost the Company to solicit
 votes?........................................			25
Who is the Company's independent accountant?...  	25
Who do I contact to receive Quarterly Reports?.  	25



NIAGARA MOHAWK HOLDINGS, INC.
300 Erie Boulevard West
Syracuse, New York 13202

PROXY STATEMENT

This proxy statement and the accompanying proxy card are being furnished in connection with the solicitation by the Board of Directors (the "Board of Directors" or the "Board") of Niagara Mohawk Holdings, Inc. ("NM Holdings" or the "Company") for use at its 2000 Annual Meeting of Shareholders on Tuesday, May 16, 2000, at 10:30 a.m. (EDT) and at any adjournment(s) or postponement(s). These proxy materials, together with the 1999 Annual Report of Niagara Mohawk Holdings, Inc. are first being mailed to shareholders on or about March 31, 2000.

About the Meeting

Who can attend the meeting?

Attendance will be limited to:

-	shareholders of record;

-	beneficial owners of common stock entitled to vote at the meeting having evidence of ownership;

-the authorized representative of an absent shareholder; and

-invited guests of management.

Any person who owns shares of NM Holdings in the name of a bank, broker or other holder of record must show proof of ownership. Proof of ownership may be in the form of a letter or a recent statement from the bank or broker showing ownership of NM Holdings' common stock.

Any person claiming to be an authorized representative of a shareholder must, upon request, produce written evidence of the authorization.

Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Who can speak at the meeting?

In order to assure a fair and orderly meeting and to accommodate as many shareholders as possible who may wish to speak at the meeting, management will permit only shareholders or their authorized representatives to address the meeting.

What are shareholders being asked to vote on?
-The election of Lawrence Burkhardt, III, John H. Dalton, William J.
Donlon, and Stephen B. Schwartz to serve as directors in Class III for a 3-year term expiring at the 2003 Annual Meeting of Shareholders.

-To consider and act upon a shareholder proposal advocating the endorsement by the Company of the CERES Principles.

-Management does not know of any matters to be presented for action at the annual meeting other than the election of directors.

Voting Procedures

How many shares are outstanding and entitled to vote?

At the close of business on the record date, there were 177,364,863 shares of NM Holdings' common stock outstanding and entitled to vote at the annual meeting. Each share of common stock is entitled to one vote.

What constitutes a quorum?

-A majority of the shares entitled to vote at the meeting shall constitute a quorum. Abstentions and broker non-votes will be counted in the number of shares present, in person or by proxy, for purposes of determining a quorum.

-A broker non-vote occurs when a broker does not have discretionary voting power to vote on a specific matter and has not received instructions from the beneficial owner.

Who is eligible to vote?

Only shareholders of common stock whose names appeared on the books of NM Holdings on the record date, March 20, 2000, will be entitled to vote at the meeting and at any adjournment thereof.

How do shareholders vote?

Whether or not you plan to attend, please take the time to vote. Shareholders may vote by mail, telephone or on-line via the internet. The telephone and internet procedures authenticate shareholders by use of a control number and permit confirmation that the vote has been properly recorded. Also, please be advised that you do not need to return your proxy card if you vote by telephone or via the internet.

-BY MAIL: Please mark your vote, sign, date and promptly return your proxy card in the enclosed postage-paid envelope.

-BY TELEPHONE: Please call the toll-free telephone number on your proxy card (800-250-9081). Once connected, you will be prompted to record and confirm your vote. Telephone voting is available 24 hours a day, through Monday, May 15, 2000, 5:00 P.M. (EDT).

-VIA INTERNET: You may vote on-line by using the following internet address: http://www.votefast.com. Specific instructions will be available, allowing you to record and confirm your vote. Internet voting is available 24 hours a day, through Monday, May 15, 2000, 5:00 P.M. (EDT).

How do shareholders vote if their shares are held in the name of a broker?

If your shares are held by a broker, often referred to as "in street name," you will receive a proxy card from your broker seeking instruction as to how your shares should be voted. If you do not issue instructions to your broker, your broker may vote your shares at its discretion on your behalf.

Can shareholders change their vote?

A shareholder who has executed and returned a proxy may revoke it at any time before it is voted by:

-submitting a properly signed proxy with a later date or voting again at a later time by telephone or on the internet;

-sending a written statement to that effect to the Secretary of NM
Holdings; or

-voting in person at the annual meeting.

How many votes are required to approve each item?

-Election of Directors. The affirmative vote of a plurality of votes cast at the meeting is required for the election of directors.

-Shareholder Proposal. The affirmative vote of a majority of votes cast is necessary to approve the shareholder proposal advocating the endorsement by the Company of the CERES Principles. Brokers who have not received any instructions from their clients do not have the authority to vote on this proposal.

Proxies will be voted in accordance with the shareholders' instructions. If no instructions are given, proxies will be voted FOR the election of the nominees for directors and AGAINST the shareholder proposal.

-Other Matters. If other matters are properly brought before the meeting or at any adjournment, the persons named on the enclosed proxy card intend to vote the shares represented by them in accordance with their best judgment.

Abstentions and broker non-votes will not be considered as votes cast with respect to a particular matter.

Are votes confidential?

Under the By-Laws, tabulation of proxies and the votes cast at the meeting is conducted by an independent agent and certified by independent inspectors of election. Any information which would identify the vote of any shareholder is held permanently confidential and will not be disclosed to the Company, except as may be necessary to meet any legal requirements.

Proposal 1: Nomination and Election of Directors

The Board of Directors is divided into three classes, composed of as nearly equal a number of directors as is possible, with staggered terms of office so that one class of the directors must be elected at each annual meeting. In order to comply with this requirement, William J. Donlon, who previously served in Class II, is being moved to Class III for this election.

Presently, the Board of Directors consists of fifteen directors. Messrs.
Douglas M. Costle and Donald B. Riefler, whose current terms as directors expire at the 2000 Annual Meeting of Shareholders, will not be standing for re-election. Mr. Costle is retiring for health reasons and Mr. Riefler has reached the mandatory retirement age for directors. Their contributions were many and are gratefully appreciated. The Company will have thirteen directors following the 2000 Annual Meeting.

Who is being nominated for election to the Board of Directors?

This year, you are being asked to vote for the following nominees to serve as directors in Class III until the 2003 Annual Meeting of Shareholders. Mr. Dalton, who joined the Board on June 15, 1999, is being proposed for election by the shareholders to the Board of Directors for the first time.

Lawrence Burkhardt, III
John H. Dalton
William J. Donlon
Stephen B. Schwartz

All nominees are currently directors of the Company and have consented to serve a 3-year term. Each nominee elected as a director will continue in office until his term expires or until his successor has been elected.

Directors will be elected by a plurality of the votes cast at the meeting.

Did the Company receive any director nominations from shareholders?

The Company has not received any notices of proposed shareholder nominations for the 2000 Annual Meeting. In accordance with the Company By-Laws, any nominations for director must have been received by the Secretary between 90-120 days before the meeting.

What is the business background for each of the nominees and directors?

The principal occupation, age as of December 31, 1999, and certain other information about each of the nominees and other directors whose terms of office continue after the Annual Meeting is as follows.

Each director of the Company, other than William J. Donlon who previously served in Class II, is a member of the class of directors in which such director previously served for Niagara Mohawk Power Corporation ("NMPC"), a subsidiary of NM Holdings, and the length of term as a director reflects such director's service with NMPC.

NOMINEES FOR CLASS III DIRECTORS WHOSE TERMS EXPIRE IN 2003


LAWRENCE BURKHARDT, III
-Retired Rear Admiral, United States Navy
-Director since 1988
-Chair of Nuclear Oversight Committee of the Board

Mr. Burkhardt, age 67, independent consultant to the nuclear industry since 1990. Prior to his retirement in 1990, Mr. Burkhardt was employed by NMPC and served as Executive Vice President of Nuclear Operations.

JOHN H. DALTON
-Chairman and Chief Executive Officer, Metal Technology, Inc.
-Director since 1999
-Member of Corporate Public Policy & Environmental Affairs and Nuclear
	Oversight Committees of the Board

Mr. Dalton, age 58, Chairman and Chief Executive Officer of Metal Technology, Inc., owner of a patented new electrolytic process for cleaning mill scale and other impurities from steel, located in Washington, DC. Mr. Dalton was elected to his present position in 1999. From 1993-1998, he served as Secretary of the Navy. Director of Cantor Exchange, Fresh Del Monte Produce, Inc., Metal Technology, Inc. and TransTechnology Corporation.

WILLIAM J. DONLON
-Former Chairman of the Board and Chief Executive Officer of NMPC
-Director since 1980

Mr. Donlon, age 69, retired in 1993 as Chairman of the Board and Chief Executive Officer of NMPC with 45 years of service as an active employee. Director of the Directors' Advisory Council-Syracuse Division for M&T Bank.

STEPHEN B. SCHWARTZ
-Retired Senior Vice President, International Business Machines Corporation -Director since 1992
-Member of Executive, Compensation and Succession (Chair) and Finance
	Committees of the Board

Mr. Schwartz, age 65, retired as Senior Vice President of International
Business Machines Corporation in 1992, after working at IBM for almost 35 years. Director of MFRI, Inc.

CLASS I DIRECTORS WHOSE TERMS EXPIRE IN 2001

SALVATORE H. ALFIERO
-Chairman and Chief Executive Officer, Mark IV Industries, Inc.
-Director since 1998
-Member of Executive, Corporate Public Policy & Environmental Affairs and
	Finance Committees of the Board

Mr. Alfiero, age 62, Chairman and Chief Executive Officer, Mark IV Industries, Inc., a manufacturer of engineered systems and components for power transmission, fluid power and transfer, and filtration applications, located in Amherst, NY. Mr. Alfiero founded Mark IV Industries, Inc. in 1969 and has been Chairman and Chief Executive Officer since its inception. Director of HSBC USA; HSBC Bank USA Inc. (formerly Marine Midland Bank); Phoenix Home Life Mutual Insurance Company; and Southwire Company.

ALBERT J. BUDNEY, JR.
-President of the Company
-Director since 1995

Mr. Budney, age 52, was elected President of NM Holdings in April 1998. From 1995 to March 1999, he served as President of NMPC. Mr. Budney was previously employed by UtiliCorp United, Inc., an energy services company, as Managing Vice President of the UtiliCorp Power Services Group and as President of the Missouri Public Service Division. Mr. Budney joined UtiliCorp United, Inc., in 1993. Director of Opinac North America, Inc. ("Opinac NA"); Niagara Mohawk Energy, Inc. ("NM Energy"); Canadian Niagara Power Company, Limited ("CNP"); and Utilities Mutual Insurance Company. Mr. Budney also serves as a director of two companies in which Opinac NA has made significant investments: Telergy, Inc., a regional fiber-optic telecommunications provider, and Evonyx, Inc., a manufacturer of alternative energy technology products. Mr. Budney is also President and Chief Executive Officer of Opinac NA and President of Opinac Energy Corporation ("Opinac"). Opinac NA is a wholly-owned subsidiary of the Company and holds 100 percent of NM Energy and, through its subsidiary, Opinac, a 50 percent interest in CNP.

DR. BONNIE G. HILL
-President and Chief Executive Officer of The Times Mirror Foundation; Vice
 President of The Times Mirror Company and Sr. Vice President-Communications and Public Affairs of The Los Angeles Times
-Director since 1991
-Member of Audit, Corporate Public Policy & Environmental Affairs (Acting
 Chair) and Finance Committees of the Board

Dr. Hill, age 58, President and Chief Executive Officer of The Times Mirror Foundation, a non-profit institution; Vice President of The Times Mirror Company, a news and information company, and Sr. Vice President-Communications and Public Affairs of The Los Angeles Times, located in Los Angeles, CA. From 1992-1996, Dr. Hill served as Dean and Professor of Commerce of the McIntire School of Commerce at the University of Virginia. Director of AK Steel Corporation; Hershey Foods Corporation; and The Home Depot, Inc.

CLARK A. JOHNSON
-Former Chairman, Pier 1 Imports, Inc.
-Director since 1998
-Member of Executive, Compensation and Succession and Finance Committees of the Board

Mr. Johnson, age 68, retired on February 28, 1999 as Chairman of Pier 1 Imports, Inc., a specialty retailer of imported home furnishings, gifts and related items, located in Fort Worth, TX. Mr. Johnson joined Pier 1 Imports, Inc. in 1985 as President and Chief Executive Officer and was elected Chairman and Chief Executive Officer in 1987, serving in that capacity until elected Chairman in 1998. Director of Albertson's Inc.; InterTAN Inc.; Metromedia International Group; and PSSI World Medical.

HENRY A. PANASCI, JR.
-Chairman of Cygnus Management Group, LLC
-Director since 1988
-Member of Compensation and Succession, Corporate Public Policy &
 Environmental Affairs and Finance Committees of the Board

Mr. Panasci, age 71, Chairman of Cygnus Management Group, LLC, a consulting firm specializing in venture capital and private investments located in Syracuse, NY. Mr. Panasci retired in 1996 as Chairman of the Board and Chief Executive Officer of Fay's Incorporated, a drug store chain. Mr. Panasci co-founded Fay's Drug Co., Inc. with his father in 1958. Director of National Association of Chain Drug Stores.

CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 2002

WILLIAM F. ALLYN
-Chairman and Chief Executive Officer of Welch Allyn Ventures LLC
-Director since 1988
-Member of Audit, Compensation and Succession, and Nuclear Oversight
 Committees of the Board

Mr. Allyn, age 64, Chairman and Chief Executive Officer of Welch Allyn Ventures LLC, Skaneateles Falls, NY, a holding company of three separate businesses:
Welch Allyn, Inc., a manufacturer of medical, dental and lighting products; Welch Allyn Data Collection Inc., which makes bar code readers; and Everest VIT Inc., which makes remote visual inspection devices for boilers, jet engines and nuclear reactors. Mr. Allyn was elected to his present position in 1999, effective January 2000. From 1980-1999, he served as President and Chief Executive Officer of Welch Allyn, Inc. Director of M&T Corporation; Oneida Limited; Perfex Corporation; and Welch Allyn, Inc.

WILLIAM E. DAVIS
-Chairman of the Board and Chief Executive Officer of the Company
-Director since 1992
-Chair of Executive Committee of the Board

Mr. Davis, age 57, was elected Chairman of the Board and Chief Executive
Officer of NM Holdings in April 1998 and of NMPC in 1993. Mr. Davis joined NMPC in 1990 and was elected Senior Vice President in April 1992, serving in that capacity until elected Vice-Chairman of the Board of NMPC in November 1992. Director of Opinac NA; NM Energy; NMPC; CNP; and Utilities Mutual Insurance Company. Mr. Davis is also the Chairman of the Board of NM Energy, Opinac NA and NMPC and holds the position of Secretary, Utilities Mutual Insurance Company.

ANTHONY H. GIOIA
-Chairman and Chief Executive Officer of Gioia Management, Inc.
-Director since 1996
-Member of Compensation and Succession and Nuclear Oversight Committees of the Board

Mr. Gioia, age 58, Chairman and Chief Executive Officer of Gioia Management, Inc., a holding company for several companies, including three packaging companies located in Buffalo and Lockport, NY. Mr. Gioia has held his present position since 1987. Director of Greater Buffalo Savings Bank and Kaleida
Health Systems. In 1999, a wholly-owned subsidiary of Gioia Management, Inc., of which subsidiary Mr. Gioia is Chair, filed for protection under Chapter 11 of the federal bankruptcy code.

DR. PATTI McGILL PETERSON
-Executive Director of the Council for International Exchange of Scholars
 and Vice President of the Institute of International Education
-Director since 1988
-Member of Executive, Audit (Chair) and Corporate Public Policy &
 Environmental Affairs Committees of the Board

Dr. Peterson, age 56, Executive Director of the Council for International Exchange of Scholars, Washington, DC, and Vice President of the Institute of International Education, New York, NY, affiliated non-profit institutions which develop partnerships between the public and private sectors in education, business, science and engineering, the environment and the arts in 170 nations. From 1996 to 1997, Dr. Peterson was a Senior Fellow of the Cornell Institute for Public Affairs, Cornell University, Ithaca, NY. Dr. Peterson also served as President of St. Lawrence University from 1987-1996, and is President Emerita. Independent Trustee of John Hancock Mutual Funds.

Board Meetings-Committees of the Board

How often did the Board meet in 1999?

During 1999, the Board of Directors held twelve meetings. Each director, except for Mr. Douglas M. Costle, attended more than 75 percent of the meetings of the Board and Board Committees on which he or she served in 1999.

What committees has the Board established and how often did they meet?

The Board Committees consist of an Executive Committee, Audit Committee, Committee on Corporate Public Policy & Environmental Affairs, Compensation and Succession Committee, Finance Committee, and Nuclear Oversight Committee. The Compensation and Succession Committee acts as a nominating committee in recommending candidates for Board membership.

                         BOARD COMMITTEE MEMBERS

                                    Corp. Public   Compen-               Nuclear
                   Execu-           Policy & Env.  Sation &              Over-
Name               tive     Audit   Affairs        Succession  Finance   sight
S. H. Alfiero      X                X                          X
W. F. Allyn                 X                      X                     X
A. J. Budney, Jr.
L. Burkhardt, III                                                        X*
D. M. Costle       X        X       X*                                   X
J. H. Dalton                        X                                    X
W. E. Davis        X*
W. J. Donlon
A. H. Gioia                                        X                     X
B. G. Hill                  X       X**                        X
C. A. Johnson      X                               X           X
H. A. Panasci,Jr.                   X              X           X
P. M. Peterson     X        X*      X
D. B. Riefler      X        X                                  X*        X
S. B. Schwartz	    X                               X*          X

No. of Meetings
 in 1999           0        9       5              9           8         9


* Chair
**Acting Chair

With the exception of the Executive Committee, membership on the Board Committees is limited to non-employee directors.

What are the primary functions of the Audit Committee and the Compensation and Succession Committee?

Audit Committee

The primary function of the Audit Committee is to assist the Board of Directors in its oversight of the Company's (i) accounting and financial reporting principles and policies, (ii) internal accounting controls and procedures,
(iii) financial statements and the independent audit thereof, (iv) selection, evaluation and, where deemed appropriate, replacement of the independent auditor, (v) evaluation of the independence of the independent auditor, and
(vi) ethics program.

The membership of the Committee consists of only directors of the Company

Compensation and Succession Committee

The primary function of the Compensation and Succession Committee is to ensure that the compensation and benefits available to the Board of Directors, senior management and other Company officers and employees enables the Company to attract and retain qualified individuals.

The Compensation and Succession Committee also conducts an annual evaluation of the Company's Chief Executive Officer and makes recommendations where appropriate concerning annual performance evaluations for senior officers; senior officer succession plans; officer and director candidates; compensation and benefit plans; Board and officer compensation; Board effectiveness; diversity strategies and plans; and performance of the Company's actuarial advisor toward funding the Company's Pension Plan, Post-Retirement Benefits Other Than Pension Plan, and Supplemental Executive Retirement Plan.

The membership of the Committee consists of only directors of the Company who are not, and have not been, officers of the Company.

Director Compensation

How are directors compensated?

Only non-employee directors are compensated for their services. The breakdown of their compensation is as follows:

Annual Cash Retainer Fees

-$25,000 annual retainer for serving on the Board of Directors.
-$4,000 additional annual retainer if serving as a chair of a Board
	Committee.

Meeting Fees

-$1,000 for each Board meeting attended.
-$1,000 for each Committee meeting attended.

Directors are reimbursed for their travel, lodging and related expenses.

Outside Director Deferred Stock Unit Plan

In 1996, the Board of Directors adopted an Outside Director Deferred Stock Unit Plan.

Each outside director is credited with deferred stock units ("DSUs") on an annual basis equal in value to $15,000 ($17,000 for Committee Chairs). Accordingly, all outside directors were credited with 1,034 DSUs (1,172 for Committee Chairs) based on the average of the opening and closing price of a share of common stock on May 19, 1999 ($14.50). The beneficial stock ownership table on page 12, shows the total number of DSUs credited to each of the outside directors under this plan as of March 17, 2000.

When a director ceases to be an outside director, the amount of DSUs credited to him or her is paid in a lump sum or in five equal annual installments. The first DSU installment payment would be made shortly after the director's service ends and the other installments would be paid on the first through fourth anniversaries of such date, based on the prevailing stock price at that time.

Did the Company enter into any transactions with directors?

Lawrence Burkhardt, III, received a consulting fee of $18,000 during 1999.

What did directors receive in the form of health and life insurance benefits?

The Company provides certain health and life insurance benefits to directors who are not employees of the Company.

In 1999, the Board of Directors discontinued health care benefits for outside directors who first join the Board after October 28, 1999. Based on the fact that our existing directors may have relied on the existence of this coverage, they were grandfathered. Outside Directors who elected coverage under the Company's health care plans contribute a portion of the monthly costs associated with these plans.

During 1999, the following health and life insurance benefits were received by the following directors: Mr. Alfiero ($637), Mr. Burkhardt ($9,877), Mr. Costle ($10,947), Mr. Dalton ($2,129), Mr. Donlon ($333), Mr. Gioia ($11,867), Dr.
Hill ($8,350), Mr. Panasci ($12), Dr. Peterson ($4,289), Mr. Riefler
($10,235) and Mr. Schwartz ($637).

Stock Ownership Information

Who are the largest owners of the Company's stock?

The following table indicates the number of shares of common stock owned by persons known to the Company to own beneficially more than 5% of the outstanding Common Stock as of December 31, 1999.


            		     	Name and Address of 		  Amount and Nature of    Percent
Title of Class	     Beneficial Owner		   	  Beneficial Ownership    of Class
Common Stock	       Tiger Management L.L.C.			  11,149,400(a)	      6.0%
                   	101 Park Avenue
                   	New York, NY 10178

Common Stock	       FMR Corp.					               9,588,543(b)	      5.119%
                   	82 Devonshire Street
                   	Boston, Massachusetts 02109

Common Stock	       T. Rowe Price Associates,    9,734,999(c)	      5.1%
                      Inc.
                   	100 E. Pratt Street
                   	Baltimore, Maryland 21202

(a)	Pursuant to Amendment No. 1 to Schedule 13G, dated February 14, 2000,
Julian H. Robertson, Jr. is the ultimate controlling person of Tiger Management L.L.C. and Tiger Performance L.L.C.

(b)	Pursuant to Schedule 13G, dated February 14, 2000, FMR Corp. has sole power to vote 930,743 shares and the sole power to dispose or to direct the disposition of 9,588,543 shares.

(c)	Pursuant to Schedule 13G, dated February 14, 2000, these securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

Approximately 90% or 159,571,970 shares of the Company's common stock outstanding as of December 31, 1999, are held by shareholders who elected to hold their shares not in their own names, but in the names of banking or financial intermediaries. These shares are registered in the nominee name of The Depository Trust Company, Cede & Co.

How much stock do the Company's directors and executive officers own?

The following table indicates the number of shares of the Company's common stock beneficially owned as of March 17, 2000, by each director of the Company, each of the executive officers named in the Summary Compensation Table below and the current directors and executive officers of the Company and NMPC as a group. The table also lists the number of stock units credited to directors, named executive officers and the directors and executive officers of the Company and NMPC as a group pursuant to the Company's compensation and benefit programs as of March 17, 2000. No voting rights are associated with stock units.

                    		     				     Amount and
					                         	     Nature of
Title of	    Name of            		 	Beneficial		   Percent	       Stock Units
Class		      Beneficial Owner		     Ownership *		  Of Class	      Held
Common Stock
            Directors:
            Salvatore H. Alfiero	     5,000		        **		          2,045(6)
            William F. Allyn		        1,500		        **		         11,203(6)
            Albert J. Budney, Jr.	   13,653(1)		     **		         53,500(7)
            Lawrence Burkhardt, III	    452		        **		          5,090(6)
            Douglas M. Costle		       1,000		        **		         11,868(6)
            John H. Dalton		          2,000		        **		            972(6)
            William E. Davis		       49,475(2)		     **		        120,000(7)
            William J. Donlon		       2,010		        **		            682(6)
            Anthony H. Gioia		          500		        **		          4,356(6)
            Bonnie G. Hill		          1,000		        **		         10,260(6)
            Clark A. Johnson		       15,000		        **		          2,045(6)
            Henry A. Panasci, Jr.	    2,500		        **		          4,356(6)
            Patti McGill Peterson	    1,500		        **		         13,516(6)
            Donald B. Riefler		       1,000		        **		         28,194(6)
            Stephen B. Schwartz	        500		        **		         13,521(6)

Named Executives:
            Darlene D. Kerr		        28,525(3)		     **		         39,100(7)
            John H. Mueller		           791		        **		         31,600(7)
            David J. Arrington	      14,720(4)		     **		         32,000(7)

            All Directors and
            Executive Officers (25)
            as a group ...          204,658(5)		     **		        520,170


*	Based on information furnished to the Company by the Directors and
Executive Officers. Includes shares of common stock credited under the Employees' Savings Fund Plan as of March 17, 2000.
**	Less than one percent.

(1)	Includes presently exercisable options for 10,000 shares of common stock.
(2)	Includes presently exercisable options for 42,625 shares of common stock.
(3)	Includes presently exercisable options for 9,000 shares of common stock.
(4)	Includes presently exercisable options for 12,000 shares of common stock.
(5)	Includes presently exercisable options for 106,375 shares of common stock.
(6)	Represents deferred stock units granted pursuant to the Outside Director
Deferred Stock Unit Plan. For additional information regarding deferred stock units, refer to page 10 ("Director Compensation").
(7)	Represents stock units granted in 1998 and 2000 pursuant to the Long-Term
Incentive Plan and CEO Special Award Plan. For additional information regarding the Long-Term Incentive Plan refer to page 14.

Were there any late filings under Section 16(a) Beneficial Ownership Reporting Compliance?

The rules of the SEC require that the Company disclose late filings of reports of ownership and changes in ownership of the Company's equity securities by its directors, executive officers and any other person subject to Section 16 of the Securities and Exchange Act of 1934. To the best of the Company's knowledge, there were no late filings during 1999.

Board of Directors' Compensation and Succession Committee
Report on Executive Compensation

The Compensation and Succession Committee of the Board of Directors (the "Committee") is comprised entirely of non-employee directors. The Committee has responsibility for recommending officer salaries and for administration of the Company's officer incentive compensation plans as described in this report. The Committee makes recommendations to the Board of Directors which makes final officer compensation determinations.

This Committee report describes the Company's executive officer compensation policies, the components of the compensation program, and the manner in which 1999 compensation determinations were made for the Company's Chairman of the Board and Chief Executive Officer, Mr. William E. Davis.

What is the Company's philosophy on executive officer compensation?

The 1999 Executive Officer Compensation Program was comprised of base salary, annual incentive compensation, and grants of stock units and stock appreciation rights ("SARs") made pursuant to the Long-Term Incentive Plan ("LTIP") adopted by the Board of Directors on September 25, 1996, as described later in this report.

Base Salary

The Committee seeks to ensure that salaries of the Company's officers, including executive officers, remain competitive with levels paid to individuals in comparable positions among other U.S. electric and gas utilities with comparable revenues (collectively referred to as the "Comparator Utilities"). The Committee believes that competitive salaries provide the foundation of the Company's officer compensation program and are essential for the Company to attract and retain qualified officers, especially in light of the increasing competition within the industry. Each officer position has been assigned to a competitive salary range. The Committee intends to administer salaries within the 25th to 75th percentiles of practice with respect to those Comparator Utilities. The 1999 average salary of the five named executive officers fell below 50th percentile competitive levels.

Annual Officer Incentive Compensation Plan ("OICP")

On December 13, 1990 the Board of Directors adopted the Company's OICP for officers which is structured and administered so that a significant component of each officer's annual cash compensation must be earned on the basis of the Company's and the officer's annual performance. Maximum incentive award opportunities for 1999 were set by the Committee at 40% of salary for Mr. Davis and at 25% to 40% for all other officers. OICP award opportunities are intended to position officer annual compensation (salary + OICP awards) within the 25th to 75th percentile of Comparator Utilities practice depending on Company financial performance, operating performance, and the performance of the Company's common stock over the course of the year.

For the 1999 plan year, awards were based on the degree to which certain pre-established financial and operating objectives were met or exceeded. The objectives for the 1999 plan year included economic value added (EVA(r) is a registered trademark of Stern Stewart & Co.), business unit financial objectives and business/support group operating objectives. These objectives were weighted differently for each business/support unit, based on the applicability of such objectives to the business or support unit. In addition, starting in 1999, the OICP was modified so that awards would also vary based on the performance of the Company's common stock during the course of the plan year.

Awards for the named executive officers averaged 16.6% of their 1999 salaries. Their average annual compensation (salary + OICP awards) fell below the 50th percentile of Comparator Utilities practice. Refer to the Summary Compensation Table on page 16 for specific amounts paid to named executive officers under the 1999 OICP. These awards were paid on February 25, 2000.

Long-Term Incentive Plan

On September 25, 1996 the Board of Directors adopted the LTIP to promote the success and enhance the value of the Company through the retention and continued motivation of executive officers. Through this plan the Board of Directors seeks to focus efforts on the execution of business strategies directed toward improving financial returns to shareholders. The LTIP provides a continuous program of long-term stock incentives to executive officers through periodic grants of stock units and SARs. Dividend equivalents on stock unit grants, if any, are credited on grants and are paid when the related stock units are paid.

In 1999, no LTIP grants were made to named executive officers because the Board of Directors on August 25, 1998 approved the accelerated granting of LTIP stock units and SARs that would have normally been granted at the start of 1999 (for the 3-year period 1999-2001) and at the start of 2000 (for the 3-year period 2000-2002). These LTIP grants were accelerated to provide additional motivation and incentive to officers and to increase their retention value.

The stock units that would have normally been granted at the start of 1999 will not vest until the end of 2001. The accelerated 1999 SAR grants do not vest and become exercisable until January 2, 2002 and expire on December 31, 2008. Similarly, the stock units that would have normally been granted at the start of 2000 will not vest until the end of 2002. The accelerated 2000 SAR grants do not vest and become exercisable until January 2, 2003, and expire
December 31, 2009. Stock units and SARs would vest upon a change in control.

Through the combination of base salary, annual incentive compensation, stock unit and SAR grants, the Committee seeks to focus the efforts of officers toward improving, annually and over the longer-term, the financial returns for its shareholders.

How is the Company's Chief Executive Officer compensated?

William E. Davis became Chief Executive Officer on May 1, 1993. During 1999,
Mr. Davis' salary was increased to a current annual rate of $680,000. This increase was based on an evaluation of his performance and competitive compensation practice for the Comparator Utilities. Previous analysis by the Committee's compensation consultant had revealed that Mr. Davis' salary was below the 25th percentile of competitive practice. Consistent with the Committee's philosophy of administering salaries between the 25th and 75th percentile of competitive practice, a multi-year approach was enacted to bring Mr. Davis' salary closer to the 50th percentile. Mr. Davis' salary in 1999, as reported in the Summary Compensation Table, was below the 50th percentile relative to salaries paid to CEOs at electric and gas utilities with comparable revenues. With respect to 1999, Mr. Davis earned an annual incentive compensation award in the amount of $78,580, which represented 12.0% of the salary he received in 1999. This award was paid pursuant to the terms of the OICP which included financial and operating objectives approved by the Committee for 1999. These objectives related to EVA(r), business unit financial performance, and business/support group operating performance. In addition, starting in 1999 the annual OICP was modified so that awards would also vary based on the performance of the Company's common stock during the course of the plan year. Mr. Davis' 1999 annual compensation (salary + OICP award) fell between the 25th and 50th percentiles of Comparator Utilities practice.

In 1999, no LTIP grants were made to Mr. Davis because on August 25, 1998 the Board of Directors approved an accelerated grant of LTIP stock units and SARs to Mr. Davis that would have normally been granted at the start of 1999 (for the 3-year period 1999-2001) and at the start of 2000 (for the 3-year period 2000-2002). Each of these grants consisted of 28,000 stock units and 100,000 SARs, with an exercise price of $15.36. These grants were accelerated in order to increase their incentive and retention value.

Under Section 162(m) of the Internal Revenue Code, the Company may not deduct certain compensation in excess of $1,000,000 paid to a named executive officer in any taxable year. The Committee believes it is important to maintain flexibility in its executive compensation plans in order to attract and retain high quality executives, which may result in compensation being paid in a particular year in excess of the limit. In 1999 the compensation of Mr. Davis exceeded the limit.

Submitted by the Compensation and
Succession Committee of the Board
of Directors:

Stephen B. Schwartz, Chair
William F. Allyn
Anthony H. Gioia
Clark A. Johnson
Henry A. Panasci, Jr

Executive Compensation

The following table shows, for the last three fiscal years, cash and other compensation paid to the Chairman of the Board and Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company and/or NMPC for fiscal year ended December 31, 1999.


                                  SUMMARY COMPENSATION TABLE
                               Fiscal Years 1999, 1998 and 1997

                                      Annual Compensation
                                                            Other
                                                            Annual
                                                            Compen-
Name and Principal     Year       Salary       Bonus        sation
Position                          ($) (A)     ($)           ($) (B)
W. E. Davis            1999       652,993     78,580           0
Chairman and CEO       1998       530,001    180,937         218
                       1997       450,501          0         110

A. J. Budney, Jr.      1999       444,333    150,540
President              1998       366,001    124,949         218
                       1997       315,002          0         110

D. D. Kerr*            1999       345,001     44,190           0
Executive Vice         1998       256,334     79,942         218
President              1997       210,001          0         110

J. H. Mueller*         1999       309,001     20,040           0
Senior Vice            1998       255,835     48,519      11,585
President              1997            -           -           -

D. J. Arrington        1999       269,667     42,390           0
Senior Vice            1998       221,501     57,147         218
President              1997       190,000          0         110


(continued)
                                   Long-Term Compensation
                                            Awards
                                               Securities
                                  Restricted   Underlying    All Other
                                  Stock         Options/     Compen-
Name and Principal                Award(s)        SARs       sation
Position               Year       ($) (C)         (#)        ($) (E)
W. E. Davis            1999             0          0         39,003
Chairman and CEO       1998     1,256,500(D) 325,000(D)      44,539
                       1997       371,875     70,000         42,358

A. J. Budney, Jr.      1999             0          0         28,949
President              1998       503,750(D) 170,000(D)      18,051
                       1997       185 938     35,000         16,436

D. D. Kerr*            1999             0          0         12,317
Executive Vice         1998       371,100(D) 119,000(D)       9,583
President              1997        85,000     16,000          7,953

J. H. Mueller*         1999             0          0          9,961
Senior Vice            1998       324,413(D) 104,000(D)      30,529
President              1997             -          -              -

D. J. Arrington        1999             0          0          9,878
Senior Vice            1998       290,312     89,000(D)       8,780
President              1997        85,000     16,000          8,050


*Ms. Kerr and Mr. Mueller are executive officers of NMPC.


(A)	Includes all employee contributions to the Employees' Savings Fund Plan.

(B)	Other Annual Compensation for Mr. Mueller in 1998 represents or includes amounts reimbursed for payment of taxes associated with relocation expenses. 1997 and 1998 Other Annual Compensation for Messrs. Davis, Budney, Mueller and Arrington and Ms. Kerr represents or includes amounts reimbursed for payment of taxes associated with non-cash compensation.

(C)	In 1997, 68,500 stock units were granted to the above-named executive officers pursuant to the LTIP adopted by the Board of Directors on September 25, 1996. These grants were made for the 3-year period January 1, 1997, through December 31, 1999. These stock units vested and became payable on December 31, 1999. The 1997 values listed in the table were calculated by multiplying the stock units granted by $10.625, the price at the time these stock unit grants were made. No dividend equivalents were credited on these stock units.

In 1998, 82,700 stock units were granted in January and 118,000 in August (consisting of two grants of 59,000 each) to the above-named executive officers pursuant to the LTIP adopted by the Board of Directors on September 25, 1996. The first grant was made for a 3-year period January 1, 1998 through December 31, 2000, which will vest and become payable on December 31, 2000; the second grant was made for a 3-year period January 1, 1999 through December 31, 2001, which will vest and become payable on December 31, 2001; and the third grant was made for a 3-year period January 1, 2000 through December 31, 2002, which will vest and become payable on December 31, 2002. The 1998 values listed in the table were calculated by multiplying the stock units granted in January by $11.00 and those granted in August by $15.5625, the prices at the time these stock unit grants were made. Dividend equivalents, if any, will be credited on these grants and will be paid when the related stock units are paid.

In 1999, no stock units were granted to the above-named executive officers.

As of the end of the 1999 fiscal year, based on a closing market price of $13.9375, Mr. Davis held 126,000 stock units having a market value of $1,756,125; Mr. Budney held 55,000 stock units having a market value of $766,563; Ms. Kerr held 35,100 stock units having a market value of $489,206; Mr. Mueller held 24,100 stock units having a market value of $335,894; and Mr. Arrington held 29,000 stock units having a market value of $404,188.

(D)	This amount represents three distinct grants from the LTIP. The first grant will vest and become payable (in the case of stock units) and exercisable (in the case of SARs) after December 31, 2000; the second after December 31, 2001; and the third after December 31, 2002.

(E)	All Other Compensation for 1999 includes: employer contributions to the
Company's Employees' Savings Fund Plan: Mr. Davis ($4,800), Mr. Budney ($4,800), Ms. Kerr ($4,800), Mr. Mueller ($4,800), and Mr. Arrington ($4,800);
taxable portion of life insurance premiums: Mr. Davis ($6,357), Mr. Budney ($2,562), Ms. Kerr ($2,092), Mr. Mueller ($3,009), and Mr. Arrington ($3,002);
employer contributions to the Company's Excess Benefit Plan: Mr. Davis ($14,789), Mr. Budney ($8,530), Ms. Kerr ($5,425), Mr. Mueller ($2,152) and Mr.
Arrington ($2,076); directors fees received from CNP: Mr. Davis ($13,057) and Mr. Budney ($13,057).


There were no option/SAR grants made to named executive officers in 1999.

The following table summarizes exercises of options by the Chairman of the Board and Chief Executive Officer, Mr. William E. Davis, and the other named executive officers, the number of unexercised SARs and options held by them and the spread (the difference between the current market price of the stock and the exercise price of the SAR or option, to the extent that market price at the end of the year exceeds exercise price) on those unexercised SARs or options for fiscal year ended December 31, 1999.


                    Aggregated Option/SAR Exercises in Last Fiscal Year
                          and Fiscal Year-End Option/SAR Values


                                        Number of Securities
                                        Underlying             Value of
                Options/                Unexercised Options/   Unexercised
                SARs        Value       SARs at Fiscal         Options/SARs At
Name            Exercised   Realized    Year-End (#)           Fiscal Year-
                  (#)        ($)                               End ($) (A)
                                       Exer-      Unexer-     Exer-    Unexer-
                                       cisable    cisable     cisable  cisable
W. E. Davis        0           0       275,125   395,000     988,594   634,313
A. J. Budney, Jr.  0           0       121,000   205,000     477,563   339,938
D. D. Kerr         0           0        52,000   135,000     193,438   176,663
J. H. Mueller      0           0             0   104,000           0   118,463
D. J. Arrington    0           0        32,500   105,000     121,719   131,100
_______________

(A)	Calculated based on the closing market price of the Company's common stock on December 31, 1999 ($13.9375).


PERFORMANCE GRAPH

Niagara Mohawk Holdings, Inc.
Comparison of Five-Year Cumulative Total Return vs. S&P 500 Index and EEI Index

[ILLUSTRATION OF PERFORMANCE GRAPH]



                  1994      1995       1996       1997       1998       1999
NM Holdings, Inc. 100       72.87      75.74      80.54      123.68     106.90
S&P 500 Index     100      137.58     169.17     225.60      290.08     351.12
EEI Index         100      127.37     126.57     163.62      190.11     154.50


Assumes $100 invested on December 31, 1994 in NM Holdings' common stock, S&P
500 and the Edison Electric Institute Combination Gas and Electric Investor-Owned Utilities Index ("EEI Index"). All dividends assumed to be reinvested over the five-year period.


Retirement Benefits and Employment Agreements

Niagara Mohawk Pension Plan

The Niagara Mohawk Pension Plan ("Basic Plan") is a noncontributory, tax-qualified defined benefit plan and provides all employees of the Company with a minimum retirement benefit. This retirement benefit is related to compensation-that is, base salary or pay-subject to the maximum annual limits noted in the Retirement Benefits Table.

The participant's Basic Plan retirement benefit is based on one of two formulas depending on age and years of service on July 1, 1998:

-the cash balance formula; or

-the highest five-year average compensation.

Effective July 1, 1998, the Basic Plan was amended to include a cash balance formula. Under a cash balance formula a participant's retirement benefit grows with pay credits (4% - 8% x salary) plus interest credits on a monthly basis. A non-represented (management) employee who was at least 45 years of age and has 10 years of service on July 1, 1998 or has at least 5 years of service and 50 points (age plus service) as of December 31, 1998 will receive the higher of the two formulas-the cash balance formula or the highest consecutive five-year compensation. All other non-represented employees' Basic Plan benefit will be based on the cash balance formula only. Directors who are not employees are not eligible to participate in the Basic Plan.

Supplemental Executive Retirement Plan

The Supplemental Executive Retirement Plan ("SERP") is a noncontributory, nonqualified defined benefit plan that provides additional retirement benefits to officers of the Company who have obtained age 55 and who have 20 or more years of employment. The Committee may grant exceptions to the age and service requirements.

The SERP provides a benefit equal to the greater of:
	(i)	60% of base salary averaged over the final 36 months of employment,
     reduced by	benefits payable under the Basic Plan; retirement benefits
     accrued during	previous employment and one-half of the maximum
     security benefit to which the	participant may be entitled at the
     time of retirement, or

	(ii)	benefits payable under the Basic Plan without regard to the annual
      benefit	limitations imposed by the Internal Revenue Code.

Provided certain established	criteria are met, participants in the SERP
may elect to receive their benefit in a lump sum payment.

The following table shows the maximum retirement benefit (adjusted for Social Security) an officer can earn in aggregate under both the Basic Plan and the SERP.

                                Annual Retirement Allowance

                                      Years of Service
3-Year Average
Annual Salary       10*       15*       20        25        30          35

$150,000           $21,090   $33,885   $ 81,500  $ 81,500  $ 81,500    $ 81,500
 225,000            21,960    35,280    126,500   126,500   126,500     126,500
 300,000            21,960    35,280    171,500   171,500   171,500     171,500
 375,000            21,960    35,280    216,500   216,500   216,500     216,500
 450,000            21,960    35,280    261,500   261,500   261,500     261,500
 525,000            21,960    35,280    306,500   306,500   306,500     306,500
 600,000            21,960    35,280    351,500   351,500   351,500     351,500
 675,000            21,960    35,280    396,500   396,500   396,500     396,500


*  Basic Plan benefit only.

The benefit calculations assume the officer has selected a straight life annuity and retired on December 31, 1999 at age 65. Annual compensation limits ($160,000 for 1997, 1998 and 1999) under a tax-qualified plan will reduce the benefit amount collectible under the Basic Plan for some highly compensated officers.

As of December 31, 1999, the persons named in the Summary Compensation Table had the following estimated credited years of benefit service for purposes of the pension program: Mr. Davis, 10 years; Mr. Budney, 5 years; Ms. Kerr, 27 years; Mr. Mueller, 4 years; and Mr. Arrington, 9 years.

Employment Agreements

The Company has entered into employment agreements with Messrs. Davis, Budney, Mueller, Arrington and Ms. Kerr, which have a rolling 3-year term. In the event of a change in control (as defined in the agreement), the agreement will remain in effect for a period of at least 36 months thereafter unless a notice not to extend the term of the agreement was given at least 18 months prior to the change in control. The agreements provide that the executive will receive a base salary equal to the executive's annual salary at the effective date of the agreements or such greater amount determined by the Company, that the executive will be able to participate in the Company's incentive compensation plans and that the executive is entitled to vacation, fringe benefits, insurance coverage and other terms and conditions of the agreement as are provided to employees of the Company with comparable rank and seniority. If the executive has completed eight years of service and attained age 55 at the time of the executive's termination of employment, the executive (and eligible dependents) will be entitled to coverage for medical, prescription drug, dental and hospitalization benefits for the remainder of the executive's life with all premiums therefor paid by the Company. If an executive has completed eight years of service but has not attained age 55 upon terminating employment, such benefits will be provided when the executive attains age 55.

The employment agreements also provide that the executive's benefits under the SERP will be based on the executive's salary, annual incentive awards and awards under the 1995 Stock Incentive Plan, as applicable. Further, if the executive's employment is terminated by the Company without cause at any time, or by the executive for good reason after a change in control (as such terms are defined in the agreement), or after completing eight years of service, the agreements provide that the executive will be deemed fully vested under the SERP without reduction for early commencement. If the executive is under age 55, the executive will be entitled to a fully vested SERP benefit upon attaining age 55, without reduction for early commencement.

If the executive's employment is terminated by the Company without cause prior to a change in control, the executive will be entitled to a lump sum severance benefit in an amount equal to two times the executive's base salary plus an amount equal to two times the greater of the executive's (i) most recent annual incentive award or (ii) average annual incentive award paid over the previous three years. In addition, the executive will receive a pro rata portion of the incentive award which would have been payable to the executive for the fiscal year in which termination of employment occurs, provided that the executive has been employed for 180 days in such fiscal year. The executive will also be entitled to continued participation in the Company's employee benefit plans for two years, coverage for the balance of the executive's life under a life insurance policy providing a death benefit equal to 2.5 times the executive's base salary at termination and payment by the Company of fees and expenses for an executive recruiting or placement firm in seeking new employment.

If, following a change in control, the executive's employment is terminated by the Company without cause or by the executive for good reason, the executive will be entitled to a lump sum severance benefit equal to four times the executive's base salary. The executive will also be entitled to the additional benefits referred to in the last sentence of the preceding paragraph, except that employee benefit plan coverage for medical, prescription drug, dental and hospitalization benefits will continue for the remainder of the executive's life with all premiums therefor paid by the Company and coverage under other employee benefit plans will continue for four years. In the event that the payments to the executive upon termination of employment following a change in control would subject the executive to the excise tax on excess parachute payments under the Internal Revenue Code, the Company will reimburse the executive for such excise tax (and the income tax and excise tax on such reimbursement). In the event of a dispute over an executive's rights under the executive's agreement following a change in control of the Company, the Company will pay the executive's reasonable legal fees with respect to the dispute unless the executive's claims are found to be frivolous.


Proposal 2: Shareholder Proposal

The Benedictine Sisters, 530 Bandera Road, San Antonio, Texas 78228, and the Sisters of St. Joseph of Carondelet, Albany Province, 385 Watervliet-Shaker Road, Latham, New York 12210-4799, who own 205 and 15,500 shares of the Company's common stock, respectively, have advised the Company that they intend to present the following proposal at the 2000 Annual Meeting of Shareholders. The proposed resolution and supporting statement are as follows:

WHEREAS:

All leaders of industry in the United States now acknowledge their obligation to pursue superior environmental performance and to disclose information about that performance to their investors and other stakeholders.

The integrity, utility, and comparability of environmental disclosure depends on the creation of environmental reports that employ a common format, use credible metrics, and follow a set of a generally accepted environmental disclosure standards.

The Coalition for Environmentally Responsible Economies (CERES), a ten year old partnership among some of the largest investors, environmental groups, and corporations in the country, has established what we believe is the most thorough and well-respected environmental disclosure form in the United States.

CERES has also gathered leading international organizations, including the United Nations Environment Programme, into a collaborative Global Reporting Initiative to guide and accelerate the worldwide trend toward standardized environmental reporting.

The CERES Principles and the CERES Report have already been adopted by leading firms in highly diverse industries such as Bank America, Baxter International, Bethlehem Steel, Coca-Cola, General Motors, Interface, ITT Industries, Pennsylvania Power and Light, Polaroid, and Sun Company.

We believe endorsing the CERES Principles commits a company to the prudent oversight of its financial and physical resources through: 1) protection of the biosphere; 2) sustainable use of natural resources; 3) waste reduction; 4) energy conservation; 5) risk reduction; 6) safe products/services; 7) environmental restoration; 8) informing the public; 9) management commitment;
10) audits and reports. (The full text of the CERES Principles and accompanying CERES Report form are obtainable from CERES, 11 Arlington
Street, Boston Massachusetts 02116, (617) 247-0700 or at www.ceres.org).

RESOLVED: Shareholders request that the company endorse the CERES Principles as a reasonable and beneficial component of their corporate commitment to be publicly accountable for environmental performance."

Statement of Shareholder

"Recent studies show that the integration of environmental commitment into business operations provide competitive advantage and improve long-term financial performance for companies. In addition, the depth of a firm's environmental commitment and the quality with which it manages its environmental performance provide us with indicators of the foresight of its management.

Given investors' needs for credible information about a firm's environmental performance, and given the large number of companies that have already endorsed the CERES Principles and adopted its report format, endorsement of the CERES Principles is a reasonable, widely accepted step for any company wishing to demonstrate its seriousness about superior environmental performance.

The goal of the CERES Principles is continuous improvement in corporate environmental performance, coupled with public accountability. One cannot measure improvement without having data over time. Standardizing that data enables investors to assess environmental progress within and across industries. By endorsing the CERES Principles, a company agrees to a single consistent standard for environmental reporting. An endorsing company works with CERES and other endorsing companies in setting that reporting standard.

Your vote FOR this resolution serves the best interests of our Company and its shareholders."

Board of Directors' Response to the Shareholder Proposal

In 1991, the Company adopted the Corporate Policy on Protection of the Environment that articulates the Company's proactive approach toward environmental issues. The environmental policy takes the Company beyond mere compliance with the law. In addition, its comprehensive environmental management system has helped the Company stay in the forefront of progress toward an environmentally sustainable energy future.

Since adopting its policy in 1991, the Company has comprehensively measured and reported on its environmental performance and has engaged in benchmarking its environmental program against corporate programs both within and outside of the utility industry. Such benchmarking has consistently shown that the Company has a leading-edge environmental program. In addition, the Company has been recognized by a number of governmental and environmental organizations for its environmental achievements, including its proactive response to global warming, its leadership in establishing environmental performance indices for the utility industry, and other advanced strategic environmental management practices.

Consistent with its policy of going beyond compliance, during 1997 the Company became the first utility in the U.S. to voluntarily undertake and achieve full registration of its fossil and nuclear generation portfolio to the newly adopted international quality standard for Environmental Management Systems known as ISO 14001, to which the U.S. is a signatory. The registration process culminated in rigorous independent audit, conducted by an accredited Registrar, which assessed each facility's conformance to every element contained in the Standard. This included effective implementation of the Company's environmental policies and procedures, compliance with environmental laws and regulation, commitments to pollution prevention, continuous improvement, environmental performance monitoring and measurement, and other aspects of demonstrated adherence to the Standard. Further ISO 14001 registered facilities are subject to ongoing formal semi-annual surveillance audits performed by the Registrar, in order to maintain their Certificates of Registration.

In 1999, the Company successfully certified its Investment Recovery operation. It is the Company's intent to achieve ISO 14001 certificates of registration for two field operations work headquarters in 2000.

In 1999, the Company, along with one other U.S. utility, were judged by Innovest Strategic Value Advisors, Inc., an investment research firm specializing in finance and the environment, as having the strongest environmental performance and the greatest managerial capacity to convert that performance into shareholder value. In Innovest's report for 2000, the Company shares the same distinction.

Given its track record of dealing successfully with environmental issues under its own corporate policy, the Company carefully reviewed the CERES Principles and does not believe that adopting the CERES Principles in lieu of, or in addition to, the Company's existing environmental policy, programs and reporting systems, would help the Company better fulfill its continuing commitment to environmental performance excellence. The Company believes that its environmental program provides the most specific and focused approach to ensure that the Company is in compliance with all applicable environmental regulations and to maintain its position as a recognized leader for its environmental achievements.

Therefore, the Board of Directors recommends that you vote AGAINST this proposal.

Other Information

What is the deadline for submitting a proposal for next year's annual meeting?

Shareholders who want to have a proposal included in the Company's proxy statement and proxy card for the 2001 Annual Meeting of Shareholders must notify the Secretary of the Company. The proposal must be received on or before Friday, December 1, 2000 and should be addressed to:

Office of the Secretary
Niagara Mohawk Holdings, Inc.
300 Erie Boulevard West, A-4
Syracuse, New York 13202-4250

A shareholder must be a registered or beneficial owner of at least one percent of the Company's outstanding common stock or stock with a market value of $2,000 and the shareholder must continue to own such stock through the date on which the meeting is held.

Shareholders who wish to present a proposal at the 2001 Annual Meeting, must notify the Secretary of the Company in writing not less than 90 days nor more than 120 days before the annual meeting.

Any nominations for director to be made at a shareholder meeting must contain the specific information required in the Company By-Laws. A copy of the relevant portion of the By-Laws may be obtained upon written request from the Secretary of the Company.

What does the Company pay for indemnification insurance?

The directors and officers of the Company and its subsidiaries are insured against obligations which may be incurred as a result of the Company's indemnification of its directors and officers. The coverage also insures the directors and officers against liabilities for which they may not be indemnified by the Company or its subsidiaries, except for a dishonest act or breach of trust. The insurance was purchased from the National Union Fire Insurance Company, Associated Electric & Gas Insurance Services, Ltd., Energy Insurance Mutual, Federal Insurance Company and ACE Insurance Company Ltd., for the term from January 31, 2000, to January 30, 2001, for an aggregate premium of $826,799.

How much will it cost the Company to solicit votes?

-NM Holdings retained D.F. King & Co. to assist in the solicitation of proxies for the 2000 Annual Meeting of Shareholders at a fee of $11,500 plus out-of-pocket expenses. The Company pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.

-In addition to the use of the mail, proxies may be solicited personally, by telephone or telegram or by the Company officers and employees without additional compensation.

Who is the Company's independent accountant?

The Company has selected the independent accounting firm of PricewaterhouseCoopers LLP to examine the financial statements of the Company and its subsidiaries for year ended December 31, 2000. Representatives of PricewaterhouseCoopers LLP will be present at the meeting to make a statement if they wish to do so and will be available to respond to appropriate questions.

Who do I contact to receive quarterly reports?

Shareholders who are not receiving quarterly reports directly from the Company and who would like to receive the Company's quarterly reports may write to:

Investor Relations
Niagara Mohawk Power Corporation
300 Erie Boulevard West, C-3
Syracuse, NY 13202-4250

By Order of the Board of Directors,



Kapua A. Rice
Secretary
Dated: March 31, 2000



THE FOLLOWING TEXT APPEARS ON BLANK PAGE

[Intentionally Left Blank]




[DIRECTIONS TO THE ONONDAGA COUNTY CONVENTION CENTER]


ONCENTER DIRECTIONS

[ILLUSTRATON OF MAP]

From the NYS Thruway (I90):
Take Exit 36, Rt. 81 South to Syracuse. Harrison Street Exit #18, right on Harrison two blocks, turn left onto State Street, left into parking garage

From the North:
Rt 81 South to Harrison Street Exit #18, right on Harrison two blocks, turn left onto State Street, left into parking garage

From the South:
Rt. 81 North to Adams Street Exit #18, straight one block, left onto Harrison two blocks, turn left onto State Street, left into parking garage.



[FORM OF PROXY - FRONT]
_______________________________________________________________________________

                            ADMISSION CARD

Niagara Mohawk Holdings, Inc. Annual Meeting of Shareholders - May 16, 2000 - 10:30 a.m.

Name(s) Mr., Ms., Mr. & Mrs.
(Please circle one)
_____________________________________________________________________

Address
_____________________________________________________________________

_____________________________________________________________________


___ Common Shareholder                       ___ Company Employee
   Number of shares of common stock ____     ___ Company Retiree
   Social Security Number                    ___ Invited guest representing
   _____________________                         ___________________________
                                                (company, organization, etc.)

THE ONONDAGA COUNTY CONVENTION CENTER, 800 SO. STATE STREET, SYRACUSE, NEW YORK 13202-3017

_______________________________________________________________________________


Dear Shareholder:

Please bring the above card to the Annual Meeting. It will expedite your admittance when presented upon your arrival.

Very truly yours,
Kapua Rice
Corporate Secretary

PLEASE FOLD AND TEAR HERE
------------------------------------------------------------------------------

Niagara Mohawk Holdings, Inc.
300 Erie Boulevard West, Syracuse, New York 13202

The undersigned hereby appoints William F. Allyn, William E. Davis, Henry A. Panasci, Jr., and Patti McGill Peterson and each or any of them, proxies of the undersigned, with power of substitution to represent and to vote, as designated on the reverse side, and on any other business that may come before the meeting, all the shares of Common Stock of the Corporation held of record by the undersigned on March 20, 2000 at the Annual Meeting of Shareholders to be held on May 16, 2000 and at any adjournment(s) or postponement(s) thereof.

If voting by mail, please date, sign exactly as your name appears on the form and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners should sign.

____ Please check this box to give your consent to access all future proxy materials and annual reports via the internet.

____ Please check this box if you plan to attend the Annual Meeting of Shareholders.


               (Continued and To Be Voted and Signed on Reverse)


[FORM OF PROXY - BACK]

[NMH Logo]

IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS
BELOW

Niagara Mohawk Holdings, Inc. encourages you to take advantage of voting your shares electronically on matters to be covered at the 2000 Annual Meeting of Shareholders. Please take the opportunity to use one of the three voting methods outlined below to cast your ballot.

VOTE BY PHONE - 1-800-250-9081
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your Control Number, which is located below, and then follow the simple prompts that will be presented to you to record your vote.

VOTE BY INTERNET - http://www.votefast.com
Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the web site. You will be prompted to enter your Control Number, and then you can follow the simple prompts that will be presented to you to record your vote.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope or return it to: Corporate Election Services, P.O. Box 1150, Pittsburgh, Pennsylvania 15230-9954.

If you vote by phone or by using the Internet, please do not mail your proxy.

THANK YOU FOR VOTING

				CONTROL NUMBER

				ACCOUNT NUMBER

PLEASE FOLD AND TEAR HERE						         Please mark your votes as this		_X_
-------------------------------------------------------------------------------

Niagara Mohawk Holdings, Inc.


The Board of Directors recommends a vote FOR Proposal 1:
(1) Election of Directors to Class III
                           FOR   WITHHOLD	   FOR ALL   To withhold authority to
Nominees:            					 ALL	    ALL		     EXCEPT:   vote, mark "For All
(1) Lawrence Burkhardt,III	___     ___        ___      Except" and write the
(2) John H. Dalton                                     nomineee(s) number(s)
(3) William J. Donlon                                  on this line._________
(4) Stephen B. Schwartz

The Board of Directors recommends a vote AGAINST Proposal 2:
(2) Shareholder proposal requesting the Corporation to endorse the CERES Principles.
                         FOR      AGAINST      ABSTAIN
                         ___        ___         ___

(3) To transact such other business as may properly come before the meeting.


                                    _______________________________________
                                    Signature				                      Date

                                    _______________________________________
                            								Signature (Joint Owners)	         	Date

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE